UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015 (May 19, 2015)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	001-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue
Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On May 19, 2015, the registrant held its 2015 Annual Meeting of Shareholders. The following matters were submitted to a vote of the shareholders of record as of March 13, 2015 through the solicitation of proxies:

1.	To elect eleven directors to serve for one year and until their successors have been duly elected and qualified;
2.	To provide an advisory (non-binding) vote to approve compensation of the registrant’s named executive officers; and
3.	To ratify Ernst & Young LLP as the registrant’s independent registered public accounting firm for 2015.

All eleven nominees were elected to serve for one year and until their successors have been duly elected and qualified. The results of the election were as follows:

				Broker
	For	Against	Abstain	Non-Votes
H. Eric Bolton, Jr.	63,423,234	1,198,836	1,058,162	5,172,393
Alan B. Graf, Jr.	65,220,870	423,441	35,921	5,172,393
Ralph Horn	64,090,106	1,538,283	51,843	5,172,393
James K. Lowder	65,077,562	553,994	48,676	5,172,393
Thomas H. Lowder	65,147,038	495,456	37,738	5,172,393
Claude B. Nielsen	65,311,183	327,334	41,715	5,172,393
Philip W. Norwood	65,243,385	366,790	70,057	5,172,393
W. Reid Sanders	65,285,747	324,890	69,595	5,172,393
William B. Sansom	65,228,786	377,977	73,469	5,172,393
Gary Shorb	65,295,786	315,440	69,006	5,172,393
John W. Spiegel	65,280,530	330,058	69,644	5,172,393

The advisory (non-binding) vote to approve the compensation of named executive officers was in favor of executive compensation. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
63,845,332	1,719,266	115,634	5,172,393

Ernst & Young LLP was ratified to serve as the registrant’s independent registered public accounting firm for 2014. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
70,265,975	544,774	41,876	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: May 21, 2015	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)